EXHIBIT 10.7
                               TERM LOAN AGREEMENT

Party A (hereinafter referred to as the "Lender"): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the "Borrower"): Tianjin Tianshi Biological Engineering Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

In order to support the business development of the Borrower, the Lender agrees to extend the loan agreement that was signed on June 29, 2006, and makes the following according amendments:

     1.   The amount of the loan: RMB 200 million ((yen)200,000,000.00);
     2.   The term of the loan agreement: from January 1, 2007 to June 30, 2007;
     3.   The type of the loan: short-term loan;
     4. The interest of the loan: at a rate that is equal to the contemporary interest rate for the same level of the loan published by the People's Bank Of China;
     5. The Borrower guarantees to repay the principal and interest of the loan by June 30, 2007, and the terms of the loan agreement shall not be breached.
     6. With approval from the Lender the Borrower can pay off the loan before June 30, 2007. The interest of the loan shall be calculated until the day on which the principal of the loan is repaid, and no fine shall be imposed on the Borrower for advancing the repayment of the loan.

The Lender:                                The Borrower:
Tianjin Tianshi Biological Development     Tianjin Tianshi Biological Engneering
Co., Ltd                                   Co., Ltd

By     /s/ Jinyuan Li                      By     /s/ Baolan Li
       ----------------------------------         ------------------------------

Title: General Manager                     Title: Director
       -------------------------------            ------------------------------

December 22, 2006                          December 22, 2006